UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):      May 6, 2013

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code                             (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 6, 2013, Aegion Corporation (the “Company”) executed a second amendment (the “Second Amendment”) to its current credit agreement dated August 31, 2011 and amended on November 2, 2012 (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, the Company is limited in making certain restricted payments (including share repurchases) in excess of $5.0 million in any fiscal year if the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) is greater than or equal to 2.0 to 1.0. The Company previously repurchased $5.0 million of its common stock in 2013 pursuant to a previously disclosed share repurchase program. The Company sought to amend the Credit Agreement to allow for the additional $10.0 million share repurchase of its common stock in remainder of 2013. The Second Amendment authorizes an additional share repurchase of $10.0 million of the Company’s common stock, to occur on or before December 31, 2013.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, dated May 6, 2013, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement, dated May 6, 2013, filed herewith (confidential portions have been omitted and filed separately with the SEC)

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel
and Chief Administrative Officer

Date: May 6, 2013

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description

10.1	Second Amendment to Credit Agreement, dated May 6, 2013, filed herewith (confidential portions have been omitted and filed separately with the SEC)